UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2026

THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts (Address of principal executive offices)	01824 (Zip Code)

(978) 910-1486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2026, The Cannabist Company Holdings Inc. (“The Cannabist Company” or “the Company”) announced that it has entered into a forbearance agreement (the “Forbearance Agreement”), with an ad hoc group of noteholders (the “Forbearing Noteholders”) of the Company’s 9.25% Senior Secured Notes due December 31, 2028 (the “9.25% Senior Secured Notes”) and the 9.00% Senior Secured Convertible Notes due December 31, 2028 (the “9.00% Senior Secured Convertible Notes” and together with the 9.25% Senior Secured Notes, the “Notes”). The Forbearing Noteholders collectively hold more than 75% of the aggregate principal amount of Notes outstanding.

On December 31, 2025, the Company elected not to make the interest payments due on the Notes (the “December 31 Interest Payments”) under the amended and restated indenture, as supplemented, governing the Notes (the “Indenture”) to enhance its short-term financial flexibility and preserve liquidity as it continues to evaluate strategic alternatives following the recent announcement of the sale of its Virginia assets to an affiliate of Millstreet Credit Fund LP. The failure to make the December 31 Interest Payments on the due date did not constitute an event of default under the Indenture. However, the non-payment of the December 31 Interest Payments during the 30-day grace period under the Indenture constitutes an event of default.

During the grace period, the Company and the Forbearing Noteholders discussed potential strategies and options to address the Company’s liquidity needs, including potential additional asset sales or other strategic, financial or restructuring transactions or proceedings, which resulted in entering into the Forbearance Agreement.

Pursuant to the Forbearance Agreement, and subject to the terms and conditions set forth therein, the Forbearing Noteholders agreed to forbear from exercising any of their rights and remedies under the Indenture and applicable law until February 17, 2026 as a result of the Company’s failure to make the December 31 Interest Payments. The Company, its advisors and the advisors to the Forbearing Noteholders continue to discuss options to address the Company’s liquidity needs, however, there can be no assurances an agreement will be reached, or an extension of the Forbearance Agreement will be entered into prior to February 17, 2026.

The foregoing summary of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement, which is filed as Exhibits 10.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and corresponding Canadian securities laws. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding use of proceeds, future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, as well as the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, its quarterly report on Form 10-Q for the quarter ended September 30, 2025, and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov and in Canada on SEDAR+, available at www.sedarplus.ca. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Forbearance Agreement, dated January 30, 2026, between The Cannabist Company Holdings Inc. and an ad hoc group of noteholders of the 9.25% Senior Secured Notes due December 31, 2028 and the 9.00% Senior Secured Convertible Notes due December 31, 2028.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: February 3, 2026